Exhibit 99.01
Cadence Reports Second Quarter 2013 Financial Results
SAN JOSE, Calif. — July 24, 2013 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the second quarter of fiscal year 2013.
Cadence reported second quarter 2013 revenue of $362 million, compared to revenue of $326 million reported for the same period in 2012. On a GAAP basis, Cadence recognized net income of $9 million, or $0.03 per share on a diluted basis, in the second quarter of 2013, compared to net income of $36 million, or $0.13 per share on a diluted basis, in the same period in 2012.
Using the non-GAAP measure defined below, net income in the second quarter of 2013 was $61 million, or $0.21 per share on a diluted basis, as compared to net income of $53 million, or $0.19 per share on a diluted basis, in the same period in 2012.
“Cadence announced two new products, the Tempus Timing Signoff Solution, a significant advancement in static timing analysis and closure, and Virtuoso for Electrically Aware Design, a groundbreaking new approach to improve automation for custom/analog design, both of which demonstrate the strength of our innovation engine,” said Lip-Bu Tan, president and chief executive officer.  He continued, “With the acquisitions of Tensilica, Cosmic Circuits and the IP business of Evatronix, we now have the critical mass needed to fulfill a broad spectrum of our customers' IP requirements."
“Integration of our recent acquisitions is going smoothly as we continue to execute and generate solid financial performance,” added Geoff Ribar, senior vice president and chief financial officer.
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
For the third quarter of 2013, the company expects total revenue in the range of $360 million to $370 million. Third quarter GAAP net income per diluted share is expected to be in the range of $0.08 to $0.10. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.19 to $0.21.
For 2013, the company expects total revenue in the range of $1.445 billion to $1.465 billion. On a GAAP basis, net income per diluted share for 2013 is expected to be in the range of $0.45 to $0.54. Using the non-GAAP measure defined below, net income per diluted share for 2013 is expected to be in the range of $0.80 to $0.89.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
Lip-Bu Tan, president and chief executive officer, and Geoff Ribar, senior vice president and chief financial officer, will host a second quarter 2013 financial results audio webcast today, July 24, 2013, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting July 24, 2013 at 5 p.m. (Pacific) and ending August 7, 2013 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence® software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo, Tempus and Virtuoso are trademarks or registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.

The statements contained above regarding Cadence’s second quarter 2013 results, as well as the information in the Business Outlook section and the statements by Lip-Bu Tan and Geoff Ribar, include forward-looking statements based on current expectations or beliefs and a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that Cadence’s customers’ restructurings and other efforts to improve operational efficiency could result in delays in customers' purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the effects of Cadence’s efforts to improve operational efficiency on Cadence's business, including strategic, customer and supplier relationships, and its ability to retain key employees; (x) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xi) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization of intangible assets and debt discount related to our convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration and retention expenses for employees added from our 2013 acquisitions, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations, facilitates comparisons to the company’s historical operating results and enhances investors' ability to review Cadence's business from the same perspective as Cadence's management. Cadence’s management also uses non-GAAP net income internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are encouraged to look at the GAAP results as the best measure of financial performance.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	June 29, 2013	June 30, 2012
	(unaudited)
(in thousands)
Net income on a GAAP basis	$9,429	$36,386
Amortization of acquired intangibles	11,087	6,534
Stock-based compensation expense	15,111	10,361
Non-qualified deferred compensation expenses	1,699	2,278
Restructuring and other charges	2,656	43
Integration and acquisition-related costs	10,093	3,627
Amortization of debt discount	5,571	5,124
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(1,193)	(2,220)
Income tax effect of non-GAAP adjustments	6,712	(9,245)
Net income on a non-GAAP basis	$61,165	$52,888

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	June 29, 2013	June 30, 2012
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.03	$0.13
Amortization of acquired intangibles	0.04	0.02
Stock-based compensation expense	0.05	0.04
Non-qualified deferred compensation expenses	0.01	0.01
Restructuring and other charges	0.01	—
Integration and acquisition-related costs	0.03	0.01
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax effect of non-GAAP adjustments	0.02	(0.03)
Diluted net income per share on a non-GAAP basis	$0.21	$0.19
Shares used in calculation of diluted net income per share — GAAP**	294,443	275,318
Shares used in calculation of diluted net income per share — non-GAAP**	294,443	275,318

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning September 13, 2013, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Third Quarter 2013 Earnings Release is published, which is currently scheduled for October 23, 2013.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Anna del Rosario
Cadence Design Systems, Inc.
408-914-6884
publicrelations@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
June 29, 2013 and December 29, 2012
(In thousands)
(Unaudited)

	June 29, 2013	December 29, 2012
Current assets:
Cash and cash equivalents	$577,233	$726,357
Short-term investments	101,251	100,704
Receivables, net of allowances of $0 and $85, respectively	92,581	97,821
Inventories	38,705	36,163
2015 notes hedges	335,131	303,154
Prepaid expenses and other	120,598	127,036
Total current assets	1,265,499	1,391,235
Property, plant and equipment, net of accumulated depreciation of $623,356 and $635,450, respectively	243,288	244,439
Goodwill	457,556	233,266
Acquired intangibles, net of accumulated amortization of $115,406 and $104,351, respectively	337,705	184,938
Long-term receivables	5,929	7,559
Other assets	253,112	225,566
Total assets	$2,563,089	$2,287,003
Current liabilities:
Revolving credit facility	$100,000	$—
Convertible notes	458,179	447,011
2015 notes embedded conversion derivative	335,131	303,154
Accounts payable and accrued liabilities	185,809	171,318
Current portion of deferred revenue	282,784	295,787
Total current liabilities	1,361,903	1,217,270
Long-term liabilities:
Long-term portion of deferred revenue	43,892	50,529
Other long-term liabilities	117,034	104,033
Total long-term liabilities	160,926	154,562
Stockholders’ equity	1,040,260	915,171
Total liabilities and stockholders’ equity	$2,563,089	$2,287,003

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three and Six Months Ended June 29, 2013 and June 30, 2012
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012
Revenue:
Product and maintenance	$337,983	$297,510	$666,254	$583,798
Services	24,498	28,966	50,493	58,508
Total revenue	362,481	326,476	716,747	642,306
Costs and expenses:
Cost of product and maintenance	28,095	32,406	57,942	59,618
Cost of services	15,148	17,071	33,492	36,445
Marketing and sales	95,277	80,418	185,679	164,213
Research and development	136,395	112,031	260,479	220,625
General and administrative	34,441	30,244	64,251	58,014
Amortization of acquired intangibles	5,327	3,643	9,118	7,429
Restructuring and other charges (credits)	2,656	43	2,508	(8)
Total costs and expenses	317,339	275,856	613,469	546,336
Income from operations	45,142	50,620	103,278	95,970
Interest expense	(9,528)	(8,566)	(18,790)	(17,103)
Other income, net	2,018	3,669	4,193	6,103
Income before provision for income taxes	37,632	45,723	88,681	84,970
Provision for income taxes	28,203	9,337	643	17,480
Net income	$9,429	$36,386	$88,038	$67,490
Net income per share - basic	$0.03	$0.13	$0.32	$0.25
Net income per share - diluted	$0.03	$0.13	$0.30	$0.24
Weighted average common shares outstanding - basic	277,146	269,739	276,018	268,840
Weighted average common shares outstanding - diluted	294,443	275,318	293,274	276,526

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 29, 2013 and June 30, 2012
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2013	June 30, 2012
Cash and cash equivalents at beginning of period	$726,357	$601,602
Cash flows from operating activities:
Net income	88,038	67,490
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,977	43,736
Amortization of debt discount and fees	12,625	11,529
Stock-based compensation	28,921	21,886
Gain on investments, net	(2,477)	(4,169)
Deferred income taxes	(4,413)	459
Other non-cash items	433	3,564
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	8,719	16,513
Inventories	(2,672)	499
Prepaid expenses and other	26,516	414
Other assets	(45,274)	(169)
Accounts payable and accrued liabilities	10,023	(4,694)
Deferred revenue	(24,359)	(27,446)
Other long-term liabilities	7,174	(1,424)
Net cash provided by operating activities	150,231	128,188
Cash flows from investing activities:
Purchases of available-for-sale securities	(63,705)	(49,083)
Proceeds from the sale of available-for-sale securities	46,857	136
Proceeds from the maturity of available-for-sale securities	15,716	—
Proceeds from the sale of long-term investments	6,102	44
Purchases of property, plant and equipment	(23,739)	(18,269)
Investment in venture capital partnerships and equity investments	—	(250)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(392,139)	(1,041)
Net cash used for investing activities	(410,908)	(68,463)
Cash flows from financing activities:
Proceeds from revolving credit facility	100,000	—
Principal payments on receivable financing	(2,526)	(2,907)
Payment of acquisition-related contingent consideration	(582)	(39)
Tax effect related to employee stock transactions allocated to equity	7,300	4,075
Proceeds from issuance of common stock	30,227	13,063
Stock received for payment of employee taxes on vesting of restricted stock	(11,758)	(9,897)
Net cash provided by financing activities	122,661	4,295
Effect of exchange rate changes on cash and cash equivalents	(11,108)	(3,964)
Increase (decrease) in cash and cash equivalents	(149,124)	60,056
Cash and cash equivalents at end of period	$577,233	$661,658

Cadence Design Systems, Inc.
As of July 24, 2013
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending September 28, 2013	Year Ending December 28, 2013
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.08 to $0.10	$0.45 to $0.54
Amortization of acquired intangibles	0.04	0.14
Stock-based compensation expense	0.06	0.23
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges	—	0.01
Integration and acquisition-related costs	0.03	0.10
Amortization of debt discount	0.02	0.08
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax benefit due to a release of an uncertain tax position	—	(0.11)
Income tax effect of non-GAAP adjustments	(0.04)	(0.10)
Diluted net income per share on a non-GAAP basis	$0.19 to $0.21	$0.80 to $0.89

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
As of July 24, 2013
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending September 28, 2013	Year Ending December 28, 2013
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$24 to $30	$134 to $161
Amortization of acquired intangibles	12	43
Stock-based compensation expense	19	69
Non-qualified deferred compensation expenses	—	2
Restructuring and other charges	—	3
Integration and acquisition-related costs	8	29
Amortization of debt discount	6	22
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(2)
Income tax benefit due to a release of an uncertain tax position	—	(34)
Income tax effect of non-GAAP adjustments	(11)	(30)
Net income on a non-GAAP basis	$58 to $64	$236 to $263

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2012					2013
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1	Q2
Americas	44%	46%	43%	45%	45%	44%	45%
EMEA	19%	20%	20%	21%	20%	22%	21%
Japan	18%	16%	17%	14%	16%	15%	13%
Asia	19%	18%	20%	20%	19%	19%	21%
Total	100%	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2012					2013
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1	Q2
Functional Verification, Hardware and IP	30%	33%	30%	30%	30%	26%	28%
Digital IC Design	23%	22%	23%	23%	23%	25%	23%
Custom IC Design	23%	22%	24%	24%	23%	25%	25%
Design for Manufacturing	7%	6%	6%	6%	6%	7%	6%
System Interconnect Design	8%	8%	9%	9%	9%	10%	11%
Services and other	9%	9%	8%	8%	9%	7%	7%
Total	100%	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes product and maintenance revenue

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended June 29, 2013
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 29, 2013
	GAAP	Adjustments		Non-GAAP

Revenue:
Product and maintenance	$337,983	—		$337,983
Services	24,498	—		24,498
Total revenue	362,481	—		362,481
Costs and expenses:
Cost of product and maintenance	28,095	(6,095)	(A)	22,000
Cost of services	15,148	(483)	(A)	14,665
Marketing and sales	95,277	(3,868)	(A)	91,409
Research and development	136,395	(13,096)	(A)	123,299
General and administrative	34,441	(9,121)	(A)	25,320
Amortization of acquired intangibles	5,327	(5,327)	(A)	—
Restructuring and other charges	2,656	(2,656)		—
Total costs and expenses	317,339	(40,646)		276,693
Income from operations	45,142	40,646		85,788
Interest expense	(9,528)	5,571	(B)	(3,957)
Other income, net	2,018	(1,193)	(C)	825
Income before provision for income taxes	37,632	45,024		82,656
Provision for income taxes	28,203	(6,712)	(D)	21,491
Net income	$9,429	$51,736		$61,165
Notes:
(A) For the three months ended June 29, 2013 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Total adjustments
Cost of product and maintenance	$5,760	$323	$12	—	$6,095
Cost of services	—	466	17	—	483
Marketing and sales	—	3,327	146	395	3,868
Research and development	—	7,485	879	4,732	13,096
General and administrative	—	3,510	645	4,966	9,121
Amortization of acquired intangibles	5,327	—	—	—	5,327
Total	$11,087	$15,111	$1,699	$10,093	$37,990
(B) Amortization of debt discount related to convertible notes
(C) Other income or expense related to investments and non-qualified deferred compensation plan assets
(D) Income tax effect of non-GAAP adjustments

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended June 30, 2012
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2012
	GAAP	Adjustments		Non-GAAP

Revenue:
Product and maintenance	$297,510	—		$297,510
Services	28,966	—		28,966
Total revenue	326,476	—		326,476
Costs and expenses:
Cost of product and maintenance	32,406	(3,188)	(E)	29,218
Cost of services	17,071	(426)	(E)	16,645
Marketing and sales	80,418	(2,420)	(E)	77,998
Research and development	112,031	(7,865)	(E)	104,166
General and administrative	30,244	(5,258)	(E)	24,986
Amortization of acquired intangibles	3,643	(3,643)	(E)	—
Restructuring and other charges	43	(43)		—
Total costs and expenses	275,856	(22,843)		253,013
Income from operations	50,620	22,843		73,463
Interest expense	(8,566)	5,124	(F)	(3,442)
Other income, net	3,669	(2,220)	(G)	1,449
Income before provision for income taxes	45,723	25,747		71,470
Provision for income taxes	9,337	9,245	(H)	18,582
Net income	$36,386	$16,502		$52,888
(E) For the three months ended June 30, 2012 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Total adjustments
Cost of product and maintenance	$2,891	$268	$29	—	$3,188
Cost of services	—	384	42	—	426
Marketing and sales	—	2,128	212	80	2,420
Research and development	—	4,441	1,083	2,341	7,865
General and administrative	—	3,140	912	1,206	5,258
Amortization of acquired intangibles	3,643	—	—	—	3,643
Total	$6,534	$10,361	$2,278	$3,627	$22,800
(F) Amortization of debt discount related to convertible notes
(G) Other income or expense related to investments and non-qualified deferred compensation plan assets
(H) Income tax effect of non-GAAP adjustments